Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Security Bank Corporation, a Georgia corporation (the “Company”), hereby severally constitutes and appoints H. Averett Walker and James R. McLemore, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be dome so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 15th day of March, 2007.

/s/ H. AVERETT WALKER	/s/ H. CULLEN TALTON, JR.
H. AVERETT WALKER, President, Director, Chief Executive Officer	H. CULLEN TALTON, JR., Director

/s/ EDWARD M. BECKHAM, II EDWARD M. BECKHAM, II, Director	/s/ JOE E. TIMBERLAKE, III JOE E. TIMBERLAKE, III, Director

/s/ ALFORD C. BRIDGES ALFORD C. BRIDGES, Director	/s/ LARRY C. WALKER LARRY C. WALKER, Director

/s/ FRANK H. CHILDS, JR FRANK H. CHILDS, JR., Director	/s/ RICHARD W. WHITE RICHARD W. WHITE, Director

/s/ THAD G. CHILDS, JR. THAD G. CHILDS, JR., Director	/s/ JAMES R. WILLIAMS JAMES R. WILLIAMS, Director

/s/ BENJAMIN W. GRIFFITH, III BENJAMIN W. GRIFFITH, III, Director	/s/ RICHARD A. COLLINSWORTH RICHARD A. COLLINSWORTH, Executive Vice President

/s/ RUTHIE G. MCMICHAEL RUTHIE G. MCMICHAEL, Director	/s/ JAMES R. MCLEMORE JAMES R. MCLEMORE, Chief Financial Officer

/s/ ROBERT T. MULLIS ROBERT T. MULLIS, Director	/s/ LINDA L. CASSIDY LINDA L. CASSIDY, Secretary

/s/ BEN G. PORTER BEN G. PORTER, Director

/s/ JOHN W. RAMSEY JOHN W. RAMSEY, Director

/s/ T. KEVIN REECE T. KEVIN REECE, Director

/s/ ROBERT M. STALNAKER ROBERT M. STALNAKER, Director